
   As filed with the Securities and Exchange Commission on October 15, 1996
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                         ----------------------------

                         MEDICAL GRAPHICS CORPORATION
            (Exact name of registrant as specified in its charter)


               Minnesota                                41-1316712
     (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)              Identification No.)

     350 Oak Grove Parkway
      St. Paul, Minnesota                                55127-8599
     (Address of Principal Executive Offices)            (Zip Code)

              MEDICAL GRAPHICS CORPORATION 1987 STOCK OPTION PLAN
         MEDICAL GRAPHICS CORPORATION RESTRICTED STOCK AWARD AGREEMENT
       MEDICAL GRAPHICS CORPORATION NON-INCENTIVE STOCK OPTION AGREEMENT
                           (Full title of the plans)
                                                    Copy to:
John Hoffman                                        John T. Kramer, Esq.
Medical Graphics Corporation                        Dorsey & Whitney LLP
350 Oak Grove Parkway                               Pillsbury Center South
St. Paul, Minnesota 55127-8599                      220 South Sixth Street
(Name and address of agent for service)             Minneapolis, Minnesota 55402

                                (612) 484-4874
         (Telephone number, including area code, of agent for service)

                         ----------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM
     TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


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
                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                               Proposed maximum      Proposed maximum    Amount of
 Title of securities to be                                     Amount to be   offering price per    aggregate offering  registration
        registered                                              registered         share(1)               price           fee (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.05 par value, to be                           100,000 shares        $5.625             $562,500.00        $193.97
issued pursuant to the 1987 Stock
Option Plan

Common Stock, $.05 par value, to be                            10,000 shares        $5.625             $ 56,200.00        $ 19.38
issued pursuant to Restricted Stock
Award Agreement of Eric W. Sivertson

Common Stock, $.05 par value, to be                           130,000 shares        $5.625             $731,250.00        $252.15
issued pursuant to Non-Incentive Stock
Option Agreement of Eric W. Sivertson

====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) and Rule 457(c) of the Act solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock on NASDAQ National Market System on 10/11/96.
(2)  Pursuant to Section 6(b) of the Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of Medical Graphics Corporation (the "Company") which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

     (b) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996; and

     (c) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996; and

     (d) the description of the Company's Common Stock and Common Stock Purchase Rights contained in any Registration Statement of the Company filed under the Exchange Act and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION  OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares being registered hereby has been passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.

     The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date such indemnification provision became effective. Provisions regarding indemnification of officers and directors of the Company are also contained in
Section 45 of the Company's Bylaws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit
Number                  Description
------                  -----------

  5.1     Opinion of Dorsey & Whitney LLP.

  23.1    Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

  23.2    Consent of Ernst & Young LLP.

ITEM  9.  UNDERTAKINGS

A.   Post-Effective Amendments
     -------------------------

     The Company hereby undertakes to:

          (1) File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.   Subsequent Documents Incorporated by Reference
     ----------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Claims for Indemnification
     --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 15, 1996.

                                              MEDICAL GRAPHICS CORPORATION


                                              By  /s/ Eric W. Sivertson
                                                  ------------------------------
                                                  Eric W. Sivertson
                                                  President, Chief Executive
                                                  Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


By  /s/ Eric W. Sivertson                     Dated:  October 15, 1996
    ----------------------------------
    Eric W. Sivertson
    President, Chief Executive Officer
    and Director
    (principal executive officer)

By  /s/ Catherine A. Anderson                 Dated:  October 15, 1996
    ----------------------------------
    Catherine A. Anderson
    Chairman of the Board and Director

By  /s/ Anthony J. Adducci                    Dated:  October 15, 1996
    ----------------------------------
    Anthony J. Adducci
    Director

By  /s/ Earl E. Bakken                        Dated:  October 15, 1996
    ----------------------------------
    Earl E. Bakken
    Director

By  /s/ Wayne G. Farris                       Dated:  October 15, 1996
    ----------------------------------
    Wayne G. Faris
    Director

By  /s/ Gerald T. Knight                      Dated:  October 15, 1996
    ----------------------------------
    Gerald T. Knight
    Director

By  /s/ Edward McConaghay                     Dated:  October 15, 1996
    ----------------------------------
    W. Edward McConaghay
    Director

By  /s/ Donald C. Wegmiller                   Dated:  October 15, 1996
    ----------------------------------
    Donald C. Wegmiller
    Director

                                 EXHIBIT INDEX
                                 -------------


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
                                                                                                   Page Number or
                                                                                                  Incorporation by
                                                                                                      Reference
Exhibit Number                           Description                                                     To
--------------                           -----------                                              ----------------
   4.1              Restated Articles of Incorporation of Medical Graphics                    Exhibit 3(a) to Report on
                    Corporation, as amended to date                                           Form 10-KSB for the year
                                                                                              ended December 31, 1991,
                                                                                                   file no. 0-9899

   4.2              Amended Bylaws of Medical Graphics Corporation                            Exhibit 3(b) to Report on
                                                                                              Form 10-KSB for the year
                                                                                              ended December 31, 1992,
                                                                                                   file no. 0-9899

   5.1              Opinion of Dorsey & Whitney LLP..................................................   7

  23.1              Consent of Dorsey & Whitney LLP  (included in Exhibit 5.1).......................   7

  23.2              Consent of Ernst & Young LLP.....................................................   8

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